Exhibit 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made as of June 2, 2026, 2026, by and among ROANOKE GAS COMPANY, a Virginia corporation (the “Borrower”), RGC RESOURCES, INC., a Virginia corporation (the “Guarantor”), and PINNACLE BANK, a Tennessee bank (the “Lender”).

RECITALS

A.         Lender and Borrower entered into that certain Amended and Restated Loan Agreement dated as of March 24, 2023, as modified and amended by that certain Amendment to Promissory Note and Loan Agreement dated as of March 31, 2024, as further amended by that certain Second Amendment to Loan Agreement dated as of March 31, 2025, as further amended by that certain First Amendment to Amended and Restated Promissory Note and Third Amendment to Loan Agreement dated as of March 17, 2026 (as further modified or amended from time to time, collectively, the “Loan Agreement”), setting forth the terms and conditions of the Loan. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.         Under the terms of the Loan Agreement, Lender agreed to make multiple extensions of credit (collectively, the “Loans”), including a Revolving Loan evidenced by that certain Amended and Restated Promissory Note (Revolving Loan) dated as of March 31, 2025 made by Borrower payable to the order of Lender in the original principal amount of up to Thirty Million and No/100 Dollars ($30,000,000.00), as amended by that certain First Amendment to Amended and Restated Promissory Note and Third Amendment to Loan Agreement dated as of March 17, 2026 (as further modified, amended, renewed, restated or replaced from time to time, the “Revolving Note”).

C.         Contemporaneously herewith, by mutual agreement of Borrower, Lender and Guarantor, an additional, delayed-draw term loan is being extended from Lender to Borrower in the maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Delayed Draw Term Loan”), as evidenced by that certain Promissory Note (Delayed Draw Term Loan) of even date herewith made by Borrower payable to the order of Lender in the principal amount of the Delayed Draw Term Loan (as modified, amended, renewed, restated or replaced from time to time, the “Delayed Draw Term Note”).

D.         To guaranty the Borrower’s payment and performance obligations under the Notes (specifically including, without limitation, the Revolving Note and the Delayed Draw Term Note) and Loan Agreement, Guarantor executed that certain Amended and Restated Guaranty Agreement dated as of March 24, 2023 (as modified or amended from time to time, the “Guaranty Agreement”, taken together collectively with the Notes, Loan Agreement and any and all other Loan Documents executed by Borrower and/or Guarantor in connection with the Loans, as modified or amended from time to time, the “Loan Documents”).

E.         Lender, Borrower and Guarantor mutually desire to modify and amend the provisions of the Loan Agreement in the manner hereinafter set out, it being specifically understood that, except as herein modified and amended, the terms and provisions of the Loan Agreement shall remain unchanged and continue in full force and effect as therein written.

AGREEMENT

NOW, THEREFORE, effective as of the date first written above, Lender, Borrower and Guarantor, in consideration of Lender’s continued extension of credit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the foregoing, hereby agree that the Loan Agreement shall be, and the same hereby are, modified and amended as follows:

A.         Conditions Precedent to Effectiveness of Modification. This Amendment shall not be effective unless each of the following conditions shall have been satisfied in Lender’s sole discretion or waived by Lender, for whose sole benefit such conditions exist: (a) Borrower shall have executed and delivered this Amendment to Lender; (b) Borrower shall have executed and delivered the Delayed Draw Term Note to Lender, in the form attached hereto as Exhibit A; (c) Lender shall have executed this Amendment; (c) Borrower shall have paid to Lender all fees due and payable in connection with this Amendment, including, without limitation, all administrative expenses, legal fees (including attorneys’ fees), and/or out-of-pocket expenses; and (d) Borrower shall have paid to Lender an origination fee for the Delayed Draw Term Loan equal to Fifteen Thousand and No/100 Dollars ($15,000.00) (i.e., 0.10% of the committed amount of the Delayed Draw Term Loan).

B.          Modifications. Upon satisfaction of the foregoing conditions precedent, the Loan Agreement shall be, without further act or deed, modified and amended as follows:

1.         The Loan Agreement is hereby modified by adding the following definitions to Section 1.01 thereof:

“Delayed Draw Term Loan” means the non-revolving, multi-advance term loan to Borrower in the maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00), evidenced by the Delayed Draw Term Note, on terms and conditions more particularly set forth herein and therein.

“Delayed Draw Term Note” means that certain Promissory Note made by Borrower payable to the order of Bank in the original principal amount of the Delayed Draw Term Loan, evidencing the indebtedness of the Delayed Draw Term Loan, as modified, amended, renewed, restated or replaced from time to time.

2.         The Loan Agreement is hereby modified by deleting the definitions “Loan” or “Loans”, “Maturity Date” and “Note” or “Notes” where they appear in Section 1.01 thereof and replacing such definitions with the following text:

“Loan” or “Loans” means, collectively, whether one or more in number, in any combination, the Term Loan, the Revolving Loan and the Delayed Draw Term Loan.

“Maturity Date” means, with respect to each Loan, the maturity date set forth in such Loan’s respective Note.

“Note” or “Notes” means, collectively, whether one or more in number, in any combination, the Term Note, the Revolving Note and the Delayed Draw Term Note.

3.         The following text is hereby added to the Loan Agreement as a new Section 2.01A thereof:

2.01A          The Delayed Draw Term Loan; Advances Thereunder. Bank agrees to lend to Borrower and Borrower has the right to borrow from Bank a non-revolving, multi-advance term loan in an amount equal to but not in excess of the amount of the Delayed Draw Term Loan, which amount shall be evidenced by the Delayed Draw Term Note, subject to the terms and conditions of this Agreement. Sums advanced under the Delayed Draw Term Loan may not be reborrowed following repayment. So long as no Event of Default shall have occurred which shall not have been cured within any applicable grace, notice or cure period set forth in this Agreement, Bank shall make advances of principal under the Delayed Draw Term Loan in amounts requested by Borrower; provided, however, that (a) advances shall not be made more frequently than monthly unless otherwise agreed by Bank, (b) no single advance shall be less than Five Million and No/100 Dollars ($5,000,000.00), and (c) no advances of principal shall be available to Borrower on or after September 20, 2026. The Delayed Draw Term Loan shall be repaid in the manner described in Section 5 of the Delayed Draw Term Note.

C.         Representations and Warranties. Borrower hereby represents and warrants that no Event of Default (as defined in the Loan Documents) has occurred and is continuing or would exist with notice or the lapse of time or both, under any of the Loan Documents, and that all representations and warranties herein and in the other Loan Documents are true and correct in all material respects.

D.         Integration. The undersigned parties mutually agree that this Amendment shall become a part of the Loan Agreement by reference and that nothing herein contained shall impair the security now held for said indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement, each as hereby amended. Furthermore, Lender does hereby reserve all rights and remedies it may have against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the indebtedness evidenced by the Notes, in addition to any other rights and remedies Lender may have under the Loan Agreement or any of the other Loan Documents.

E.         Ratification. Borrower promises and agrees to pay and perform all of the requirements, conditions and obligations under the terms of the Notes, Loan Agreement and other Loan Documents, each as may have been hereby modified and amended, said documents being hereby ratified and affirmed. Borrower expressly agrees that the Notes, Loan Agreement and other Loan Documents are in full force and effect and that Borrower has no right to setoff, counterclaim or defense to the payment thereof. Any reference contained in the Loan Documents to the Loan Agreement shall hereinafter be deemed to be a reference to such document as amended hereby.

F.         Guarantor Joinder. Guarantor joins in the execution of this Amendment as evidence of its knowledge of the provisions hereof and its consent to the modifications herein made. Guarantor does hereby confirm, ratify and reaffirm the obligations contained in its Guaranty Agreement, including with respect to the amendments contemplated hereby. In amplification of the foregoing, Guarantor hereby acknowledges and agrees that the term “Obligations” set forth in its Guaranty Agreement shall expressly include, without limitation, the Delayed Draw Term Loan. Guarantor does further confirm that it has no right of set-off, counterclaim or defense to the obligations contained in the Guaranty Agreement. Any and all references in each Guaranty Agreement to any Loan Document shall hereinafter be deemed to be a reference to such document as amended hereby.

G.         Fees and Expenses. This Amendment shall be closed without cost to Lender and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by Borrower. Lender is not providing legal advice or services to Borrower.

H.         Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

I.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

J.         Allonge. This Amendment shall be attached to the Note as an allonge and shall become a part thereof as fully as if set forth therein.

K.         Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

[SIGNATURE PAGES FOLLOW]

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this Amendment has been executed under seal by the parties hereto and delivered on the date and year first above written.

BORROWER:

ROANOKE GAS COMPANY, a Virginia corporation

By:	/s/ Paul W. Nester	(SEAL)
Paul W. Nester,
President and CEO

and

By:	/s/ Timothy J. Mulvaney	(SEAL)
Timothy J. Mulvaney,
Vice President, Treasurer and CFO

GUARANTOR:

RGC RESOURCES, INC., a Virginia corporation

By:	/s/ Paul W. Nester	(SEAL)
Paul W. Nester,
President and CEO

and

By:	/s/ Timothy J. Mulvaney	(SEAL)
Timothy J. Mulvaney,
Vice President, Treasurer and CFO

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this Amendment has been executed under seal by the parties hereto and delivered on the date and year first above written.

LENDER:

PINNACLE BANK, a Tennessee bank

By:	/s/ James Huffman	(SEAL)
Name:	James Huffman
Title:	Senior Vice President